                           SCHEDULE 14A INFORMATION
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[X ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
     6(e)(2))
[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 VAN ECK FUNDS
               (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X ]  No Fee required.
[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      1) Title of each class of securities to which transaction applies:

      2) Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4) Proposed maximum aggregate value of transaction:

      5) Total fee paid:

[  ]  Fee paid previously with preliminary materials.
[  ]  Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:

      2) Form, Schedule or Registration Statement No.:

      3) Filing Party:

      4) Date filed:

                                 VAN ECK FUNDS
                               ASIA DYNASTY FUND

                   99 PARK AVENUE, NEW YORK, NEW YORK 10016
                  (212) 687-5200  .  TOLL FREE (800) 826-2333
              ___________________________________________________

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                               NOVEMBER 10, 1998
              ___________________________________________________


     A SPECIAL MEETING OF SHAREHOLDERS OF ASIA DYNASTY FUND (the "Fund"), a series of VAN ECK FUNDS (the "Trust"), will be held at the offices of the Trust, 8th Floor, 99 Park Avenue, New York, New York on Tuesday, November 10, 1998 at 9:00 A.M., New York Time, for the following purposes:

        1. To consider and vote upon changes to the Fund's investment objectives and policies;

        2. To consider and vote upon a change to the Fund's investment restrictions to permit the Fund to invest in futures without limitations on margin deposits;

        3. To consider and vote upon a change to the Fund's investment restriction regarding investments in securities in one industry;

        4. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

  Shareholders of record at the close of business on September 22, 1998 are entitled to notice of, and to vote at the Special Meeting.

                                    By order of the Board of Trustees,

                                    THOMAS H. ELWOOD,
                                    Secretary


October 4, 1998


           WHETHER YOU EXPECT TO ATTEND THE SPECIAL MEETING OR NOT,
            PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD
                            AND RETURN IT PROMPTLY.

                                VAN ECK  FUNDS
                   99 PARK AVENUE, NEW YORK, NEW YORK 10016
                   (212) 687-5200 . TOLL FREE (800) 826-2333
                  __________________________________________

                                PROXY STATEMENT
                        SPECIAL MEETING OF SHAREHOLDERS
                               NOVEMBER 10, 1998

                   _________________________________________

This Proxy Statement is furnished to shareholders of Asia Dynasty Fund ("the "Fund"), a series of Van Eck Funds, (the "Trust"), in connection with the solicitation by the Trust's Board of Trustees of proxies to be used at a Special Meeting of Shareholders of the Trust (the "Special Meeting") to be held at the offices of the Trust, 99 Park Avenue, 8th Floor, New York, New York on Tuesday, November 10, 1998 at 9:00 A.M., New York Time, for purposes set forth in the accompanying Notice of Special Meeting of Shareholders. The enclosed proxy can be revoked by notice in writing to the Trust at any time before it is exercised or by voting in person at the Special Meeting. The cost of soliciting proxies will be borne by the Fund. In addition to solicitation by mail, some of the officers of the Trust and employees of the Trust or the Adviser, without extra remuneration, may conduct additional solicitation by telephone, telegraph and personal interview. This proxy soliciting material is being mailed to shareholders on or about October 8, 1998.

Only shareholders of record at the close of business on September 22, 1998 are entitled to notice of, and to vote at, the Special Meeting and at any adjournment(s) thereof.

Each proxy will be voted in accordance with the shareholder's instruction with respect to the proposals set forth in the accompanying Notice of Special Meeting. If a signed proxy is returned with no instruction indicated, the proxy will be voted FOR approval of each of the proposals. In the event there are not sufficient votes to approve the proposal at the time of the Special Meeting, the Special Meeting may be adjourned to permit further solicitations of proxies by the Trust. If the Trust proposes to adjourn the Special Meeting by a vote of the shareholders, the persons named in the enclosed proxy card will vote all shares for which they have voting authority in favor of such adjournment.

As of September 22, 1998, there were outstanding _______________ shares of beneficial interest of the Fund. Each full share is entitled to one full vote and each fractional share is entitled to a proportionate share of one vote. As of such date, the following persons were known to the Trust to own of record or beneficially more than 5% of the outstanding shares of the Fund:

                            [5% beneficial owners]

A proxy that is properly executed by a client and returned to his or her broker, which holds Fund shares for the client in its own name, and that is accompanied by the client's instructions to withhold authority to vote with respect to the proposals set forth in the accompanying Notice of Special Meeting, represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares on the particular matter with respect to which the broker or nominee does not have discretionary power). The shares represented thereby will be considered not to be present at the Special Meeting for purposes of determining the existence of a quorum for the transaction of business for that proposal and will be deemed not cast with respect to such proposal. Also, a properly executed and returned proxy marked with a abstention will be considered present at the Meeting for purposes of determining the existence of a quorum for the transaction of business.

However, abstentions and broker "non-votes" have the effect of a negative vote on matters which require approval by a requisite percentage of the outstanding shares.



                                PROPOSAL NO. 1
              APPROVAL TO CHANGE THE FUND'S INVESTMENT OBJECTIVE
                                 AND POLICIES

          The Fund's current investment objective is to seek long-term capital appreciation by investing in equity securities of companies that are expected to benefit from the development and growth of the economies of the Asian region.
It is proposed that the investment objective of the Fund be revised to seek long-term capital appreciation by investing primarily in equity securities in emerging markets around the world. The Trustees have concluded that it is appropriate to expand the investment opportunities available to the Fund in seeking long-term capital appreciation for its shareholders.

          Approval of this proposal would permit the Fund to make substantial investments not just in the Asia Region, but also in the emerging markets. The ability to concentrate in other regions, in addition to the Asian region will make the Fund more diversified and will enable the Adviser to take advantage of a wider variety of investment opportunities. As a result, the Trustees expect that the Fund's increased flexibility will benefit the Fund and its shareholders.

          In addition, it is the current policy of the Fund to invest at least 65% of its total assets in equity securities in the securities of companies located in, or expected to benefit from the growth of the economies of countries located in the Asian Region.

          The proposed concentration policy would require the Fund to invest at least 65% of its assets in Emerging Countries and emerging market equity securities. The Fund considers emerging markets securities to include securities that (i) principally trade in the capital markets of an emerging market country; (ii) are of companies that derive at least 50% of total revenues from either goods produces or services performed in emerging market countries or from sales made in Emerging Countries, regardless of where the securities of such companies are principally traded; (iii) are of companies organized under the laws of, and with a principal office in, an Emerging Country; (iv) are of investment companies (such as country funds) that principally invest in emerging market securities; and (v) are American Depository Receipts, American Depository Shares, European Depository Receipts and Global Depository Receipts with respect to the securities of such companies.

          The proposed policy would allow the Fund to invest in equity securities which include common stocks; preferred stocks (either convertible or non-convertible); rights warrants; direct equity interests in trusts, partnerships, joint ventures and other unincorporated entities or enterprises; convertible debt instruments; and special classes of shares available only to foreign persons in those markets that restrict ownership of certain classes of equity to nationals or residents of that country. These securities may be listed on securities exchanges or traded over-the-counter. Direct investments are generally considered illiquid and will be aggregated with other liquid investments for purposes of the limitation on illiquid investments.

          Although the Fund emphasizes equity securities, the proposal would allow the Fund to also invest in other types of instruments, including debt securities of any quality. Under the proposed policy, the Fund would not invest more than 25% of its assets in debt securities rated below BBB by S&P or Baa by Moody's. Debt securities may include fixed or floating rate bonds, notes, debentures, commercial paper, loans, convertible securities and other debt securities issued or guaranteed by governmental, banking and private entities.

          In addition, under the proposed policy the Fund could, for temporary defensive purposes, invest more than 35% of its total assets in securities which are not emerging markets securities, such as high grade, liquid debt securities of foreign and United States companies, foreign governments and the U.S. government, and their respective agencies, instrumentalities, political subdivisions and authorities, as well as in money market instrument denominated in U.S. dollars or a foreign currency.

          The Trustees have determined that because of the market volatility in Asia, the Fund would benefit from expanding the countries in which the Adviser may invest, since the Fund's current emphasis of investing securities in the Asian region restricts the Adviser's flexibility to take advantage of investment opportunities in other emerging markets that may better meet the Fund's investment objectives. In addition, while any concentration may subject the Fund to greater risks and market fluctuations than funds with more diversified portfolios, the Trustees believe that broadening the Fund's concentration to include all Emerging Markets is less risky than concentration in a single region. Also, the Adviser will have the additional flexibility of being able to invest in debt securities in addition to equity securities.

          It is the Trust's intention, if this proposal is approved by shareholders, to rename the Fund to reflect its new objective and concentration policy.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THIS PROPOSAL.


                                PROPOSAL NO. 2

             APPROVAL TO CHANGE THE FUND'S INVESTMENT RESTRICTION
                             REGARDING DERIVATIVES

          The Fund's Adviser believes that the ability to purchase or sell commodities or commodity futures contracts for hedging or other purposes will be of benefit to the Fund. The use of commodity futures contracts as hedging instruments involves several risks. First, there can be no assurance that the prices of the futures contracts and the hedged security or the cash market position will move as anticipated. If prices do not move as anticipated, the Fund may incur a loss on its investment, may not achieve the hedging protection anticipated and/or incur a loss greater than if it had entered into a cash market position. Second, investments in futures contracts may reduce the gain which would otherwise be realized from the sale of the underlying securities or assets which are being hedged. Third, positions in futures contracts can be closed out only on an exchange that provides a market for those instruments. If the Fund cannot close out an exchange traded futures contract which it holds, it would have to perform its contractual obligation and would incur transaction costs on the sale of the underlying assets.

          In addition, the Adviser wants to be excluded from the 5% limitation for margin deposit for futures position entered into for bona fide hedging purposes. As the value of the underlying asset fluctuates, either party to the contract is required to make additional margin payments, known as "variation margin," to cover additional obligation it may have under the contract.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                PROPOSAL NO. 3

               APPROVAL TO ELIMINATE THE INVESTMENT RESTRICTION
              REGARDING INVESTMENTS IN SECURITIES IN ONE INDUSTRY

The Fund currently has a fundamental investment restriction which permits it to invest no more than 25% of its assets in securities of issuers having their principal business activities in the same industry. The limitation was designed to provide additional diversification by protecting against declines in certain
industries.   However, emerging market economies are often concentrated in only a few industries and their securities markets may only trade in a small number of securities. Additionally, a high proportion of shares of many issuers may be held by a relatively small number of persons or institutions. The Adviser believes that the 25% limitation restricts its flexibility to take advantage of investment opportunities in the emerging markets. The ability to concentrate the Fund's assets in one industry will enable the Adviser when appropriate to take advantage of the limited amount of industries that the emerging market countries have to offer.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THIS PROPOSAL.


REQUIRED VOTE

     Approval of the Plan is to be determined by the vote of a majority of the outstanding shares of the Fund as defined in the Investment Company Act of 1940, as amended (the "Act"). This means an affirmative vote of the lesser of (1) more than 50% of the outstanding shares or (2) 67% or more of the shares of the Fund represented at the Special Meeting if more than 50% of the outstanding shares of the Fund are present or represented by proxy.



                   OTHER MATTERS TO COME BEFORE THE MEETING

The Trustees do not intend to present any other business at the Special Meeting, nor are they aware that any shareholder intends to do so. If, however, any other matters are properly brought before the Special Meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with their judgment.

WHETHER OR NOT YOU PLAN TO ATTEND, IT WOULD BE APPRECIATED IF YOU WOULD FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF IT IS MAILED IN THE CONTINENTAL UNITED STATES.

PROXY CARD                                                           PROXY CARD


                                 VAN ECK FUNDS
                               ASIA DYNASTY FUND
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD NOVEMBER 10, 1998

The undersigned shareholder of ASIA DYNASTY FUND (the "Fund"), a series of VAN ECK FUNDS (the "Trust"), having received Notice of the Special Meeting of Shareholders of the Trust to be held on Tuesday, November 10, 1998 and the Proxy Statement accompanying such Notice, hereby constitutes and appoints Barbara Allen and Thomas Elwood and each of them, true and lawful attorneys or attorney for the undersigned, with several powers of substitution, for and in the name, place and stead of the undersigned, to attend and vote all shares of the Trust which the undersigned would be entitled to vote at the Meeting to be held at 99 Park Avenue, 8th Floor, New York, on Tuesday, November 10, 1998, at 9:00 A.M., New York Time, and at any and all adjournments thereof, with all powers the undersigned would possess if personally present.

                                    Dated: _____________________, 1998


                                    ___________________________________
                                    Signature of Shareholder

                                    ____________________________________
                                    Signature of Co-Owner

                                    For joint accounts, all co-owners must sign.
                                    Executors, administrators, trustees, etc.
                                    should so indicate when signing.

           THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE PROPOSAL.
                                                   ---
        THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED BELOW
                OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.
                   ---

                                   PROPOSALS

1.   To approve a change in the Fund's investment objectives and policies.

               FOR _________  AGAINST _________ ABSTAIN _________

2. To approve a change in the Fund's investment restrictions to permit the Fund to invest in futures contracts without limitations on margin deposits.

               FOR _________  AGAINST _________ ABSTAIN _________


3. To approve a change in the Fund's investment restrictions regarding investments in securities in one industry.

               FOR _________  AGAINST _________ ABSTAIN _________


                                  PROXY CARD



            PLEASE MARK YOUR PROXY, DATE AND SIGN IT AND RETURN IT
             PROMPTLY IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES
                  NO POSTAGE IF MAILED IN THE UNITED STATES.